UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2022

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 9, 2022, Michel Combes notified WeWork Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately. The resignation is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices. Mr. Combes did not serve on any committee of the Board.

Mr. Combes occupied a seat on the Board pursuant to a designation by SVF II WW Holdings (Cayman) Limited (formerly known as SB WW Holdings (Cayman) Limited) (“SVFWW”) under the Stockholders Agreement dated October 20, 2021, by and among the Company, BowX Sponsor, LLC, SVFWW, SVF Endurance (Cayman) Limited and Benchmark Capital Partners VII (AIV), L.P. (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, SVFWW designated Alex Clavel to fill the vacancy on the Board created by Mr. Combes’ resignation. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Mr. Clavel as a member of the Board, effective August 9, 2022.

Mr. Clavel is the Chief Executive Officer of SoftBank Group International (“SBGI”). He serves as a director on various internal SoftBank and external portfolio company boards, including LDH Growth Corp. I and Levere Holdings Corp., and oversees SBGI’s portfolio of strategic and global assets and external fund investments. Mr. Clavel joined SoftBank in Tokyo in 2015 and is currently based in New York City. Prior to joining SoftBank, Mr. Clavel spent 19 years at Morgan Stanley in investment banking. He earned a bachelor’s degree from Princeton University and speaks French, Mandarin Chinese, and Japanese. He serves as a director of Prep for Prep and is a member of Princeton’s National Annual Giving Committee.

The Company is a party to various transactions with SVFWW and other related parties, as described under the “Certain Relationships and Related Person Transactions” section and the “Subsequent Events” sub-section under “Financial Statements and Supplementary Data” in the Company’s registration statements on Form S-1 (File Nos. 333-260976 and 333-264085), as amended and supplemented, each of which section is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 11, 2022, the Company issued a press release announcing the appointment of Alex Clavel to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by WeWork Inc. on August 11, 2022.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Jared DeMatteis
Date: August 11, 2022	Name:	Jared DeMatteis
	Title:	Chief Legal Officer